                                                                    EXHIBIT 23.2


Berenfeld, Spritzer, Shechter & Sheer
Certified Public Accountants
Miami, Florida


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Dialog Group, Inc. of our report dated April 3, 2003 (which contains an explanatory paragraph relating to Dialog Group, Inc.'s ability to continue as a going concern) relating to the consolidated financial statements of Dialog Group, Inc. as of December 31, 2002 and for the two years in the period then ended, appearing in such Prospectus. We also hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Dialog Group, Inc. of our report dated April 30, 2003 (which contains an explanatory paragraph relating to HealthCare Dialog, Inc.'s ability to continue as a going concern) relating to the consolidated financial statements of HealthCare Dialog, Inc. as of December 31, 2002 and for the two years in the period then ended, appearing in such Prospectus. We also consent to the reference to us under the heading "Experts" in the Prospectus.



    /s/ Berenfeld, Spritzer, Shechter & Sheer
-------------------------------------------------
Berenfeld, Spritzer, Shechter & Sheer
Certified Public Accountants
Pinecrest, Florida

June 25, 2003